Exhibit 99.1

DayStar Technologies Announces the Appointment of Daniel Germain to

the Board of Directors

Santa Clara, CA, February 29, 2012 – DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, announced today that its Board of Directors has appointed Daniel Germain as an independent Director of the Board of Directors of the company, serving on both the Audit and Compensation Committees, as well as the broader Board, effective immediately.

“I am very pleased to welcome Daniel to the DayStar Board of Directors”, said Peter Lacey, Chairman of the Board. “He brings invaluable experience as an entrepreneur and leader as President and Founder of Breakfast Clubs of Canada. Daniel’s proven track record of starting and running a large organization serving breakfast to over one hundred thousand school children a day shows his creativity and execution ability. In addition, he brings relationships and support from multi-nationals including Coca-Cola, McDonalds, Pratt and Whitney, and Wal-Mart.”

“I am pleased to join DayStar’s Board of Directors and I look forward to working with Peter and the management team to contribute to the company’s next stage of growth,” said Mr. Germain. “I hope to use my entrepreneurial background and contacts to help the company explore new opportunities and leverage DayStar’s existing technology base into new markets.”

Mr. Germain started Club des petits déjeuners du Québec (Quebec Breakfast Club) in November 1994, with a grant from the Pratt & Whitney Canada Employee Charitable Fund, and built it into a charitable organization which now serves more than 2.5 million breakfasts to Quebec schoolchildren annually. The Quebec Breakfast Club program was recognized by the United Nations World Food Programme. It is the model Breakfast Clubs of Canada promotes for other programs elsewhere in Canada. Using his proven Quebec model, Daniel founded Breakfast Clubs of Canada in 2005 in order to reach and help serve children breakfast all across Canada.

In recognition of his work in Quebec and across Canada, Daniel has most recently been appointed the Order of Canada, has received the Medal of the Quebec National Assembly, the Meritorious Service Decoration (civil division) from the Governor-General, and the Queen Elizabeth II Jubilee medal among others.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding our business that are not historical facts may be considered “forward-looking statements.” The forward-looking statements in this press release are based on information available at the time the statements are made and management’s belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Such forward–looking statements include statements regarding the expected benefits of restructuring measures and the potential success of fundraising and strategic partnership efforts and our ability to enhance shareholder value. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties include our ability to raise substantial additional capital in the short term, our ability to achieve favorable outcomes in pending litigation, our ability to continue our business as a going concern, our ability to execute our commercialization plan, our ability to continue our debt reduction programs, and such other risks and uncertainties detailed in our annual report on Form 10-K for the year ended December 31, 2010, our quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

Christopher T. Lail

Chief Financial Officer

408/582.7100

investor@daystartech.com